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				STERLING SUGARS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                 Year Ended January 31,
                                               1998        1997       1996
                                           ----------------------------------
 Primary
  Income                                    $  839,569 $2,036,970 $ 2,119,609
					    ========== =========== ==========

 Shares
  Weighted average number of common
  shares outstanding                        $2,500,000 $2,500,000 $ 2,500,000
                                            ========== ========== ===========


  Primary earnings (loss) per common share        $.34       $.81        $.85
  					       =======   ========  ===========





































                                       IV-35                            -60-